Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

William G. Keenan
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY
(212) 361-6187
(Name, address and telephone number of agent for service)
Wyndham Worldwide Corporation
(Issuer with respect to the Securities)

Delaware	20-0052541

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Wyndham Worldwide Corporation
7 Sylvan Way
Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 13th of November, 2008.

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 6
CONSENT
          In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 13, 2008

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of June 30, 2008
($000’s)

3/31/2008
Assets
Cash and Balances Due From Depository Institutions	$495,697
Fixed Assets	71
Intangible Assets	74,075
Other Assets	39,680

Total Assets	$609,523

Liabilities

Other Liabilities	$23,690

Total Liabilities	$23,690

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	78,901

Total Equity Capital	$585,833

Total Liabilities and Equity Capital	$609,523
To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ William G. Keenan Vice President
Date: November 13, 2008